As filed with the Securities and Exchange Commission on November 20, 2003

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NATIONWIDE FINANCIAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	One Nationwide Plaza Columbus, Ohio 43215 (614) 249-7111	31-1486870
(State or Other Jurisdiction of Incorporation or Organization)	(Address, including Zip Code, of Principal Executive Offices)	(I.R.S. Employer Identification No.)

Second Amended and Restated

Nationwide Financial Services, Inc.

1996 Long-Term Equity Compensation Plan

(Full Title of the Plan)

Patricia R. Hatler

Executive Vice President, General Counsel and Secretary

Nationwide Financial Services, Inc.

One Nationwide Plaza

Columbus, Ohio 43215

(614) 249-7111

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)

Class A Common Stock, par value $0.01 per share	17,500,000 shares(1)	$31.97(2)	$559,475,000(2)	$45,262(2)

(1)	In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional number of shares as may be made available for issuance by reason of the operation of the anti-dilution provisions of the Second Amended and Restated Nationwide Financial Services, Inc. 1996 Long-Term Equity Compensation Plan.
(2)	The registration fee for the securities registered hereby has been calculated pursuant to Rule 457(h) under the Securities Act and is based upon the average of the high and low sale prices of the Class A Common Stock, par value $0.01 per share, of Nationwide Financial Services, Inc. as reported in the consolidated reporting system on November 18, 2003.

INCORPORATION OF PREVIOUS REGISTRATION STATEMENT

This Registration Statement on Form S-8 is being filed by the Registrant to register an additional 17,500,000 shares of the Class A Common Stock of the Registrant, par value $0.01 per share, issuable under the Second Amended and Restated Nationwide Financial Services, Inc. 1996 Long-Term Equity Compensation Plan, and consists of only those items required by General Instruction E to Form S-8. Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s Registration Statement on Form S-8, Registration Number 333-52775, filed with the Securities and Exchange Commission on May 15, 1998, are hereby incorporated in this Registration Statement by reference, except to the extent that the provisions contained in Part II of such earlier registration statement are modified as set forth in this Registration Statement.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002 as amended by Form 10-K/A filed on April 10, 2003;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

(c)	The Registrant’s Current Reports on Form 8-K filed on April 21, 2003, April 29, 2003, June 5, 2003, July 29, 2003, August 21, 2003, September 16, 2003 and November 3, 2003; and

(d)	The description of the Registrant’s Class A Common Stock contained in the Registration Statement on Form 8-A (File No. 001-12785) filed on February 28, 1997, as amended by the Amendment No. 1 to Registration Statement on Form 8-A/A filed on November 20, 2003.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Item 8. Exhibits.

4.1	—	Restated Certificate of Incorporation of Nationwide Financial Services, Inc. (previously filed as Exhibit 3.1 to Form S-1, Registration No. 333-18527, filed March 5, 1997, and incorporated herein by reference).

4.2	—	Restated Bylaws of Nationwide Financial Services, Inc. (previously filed as Exhibit 3.2 to Form S-3, Registration No. 333-102007, filed February 3, 2003, and incorporated herein by reference).

4.3	—	Intercompany Agreement among Nationwide Mutual Insurance Company, Nationwide Corporation and Nationwide Financial Services, Inc. (previously filed as Exhibit 10.1 to Form S-1, Registration No. 333-18527, filed March 5, 1997, and incorporated herein by reference).

5	—	Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.

23.1	—	Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (contained in Exhibit 5).

23.2	—	Consent of KPMG LLP.

24	—	Power of Attorney (included on page II-3).

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, Nationwide Financial Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 20th day of November, 2003.

NATIONWIDE FINANCIAL SERVICES, INC.

By:	/s/ W.G. Jurgensen
W.G. Jurgensen
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on November 20, 2003 by the following persons in the capacities indicated. Each person whose signature appears below hereby appoints and constitutes Joseph J. Gasper and Mark R. Thresher, and each of them, as his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to execute in the name and on behalf of such person any amendment to this Registration Statement (including any post-effective amendment) and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the person so acting deems appropriate, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute, may do or cause to be done by virtue hereof.

Signature	Title
/s/ W.G. Jurgensen	Chief Executive Officer and Director (Principal Executive Officer)
W.G. Jurgensen

/s/ Joseph J. Gasper	President and Chief Operating Officer and Director
Joseph J. Gasper

/s/ Mark R. Thresher	Senior Vice President – Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Mark R. Thresher

/s/ Arden L. Shisler	Chairman and Director
Arden L. Shisler

/s/ Joseph A. Alutto	Director
Joseph A. Alutto

/s/ James G. Brocksmith, Jr.	Director
James G. Brocksmith, Jr.

/s/ Henry S. Holloway	Director
Henry S. Holloway

/s/ Lydia M. Marshall	Director
Lydia M. Marshall

/s/ Donald L. McWhorter	Director
Donald L. McWhorter

/s/ David O. Miller	Director
David O. Miller

/s/ Martha Miller de Lombera	Director
Martha Miller de Lombera

/s/ James F. Patterson	Director
James F. Patterson

/s/ Gerald D. Prothro	Director
Gerald D. Prothro

/s/ Alex Shumate	Director
Alex Shumate

EXHIBIT INDEX

Exhibit Number		Description of Document

4.1	—	Restated Certificate of Incorporation of Nationwide Financial Services, Inc. (previously filed as Exhibit 3.1 to Form S-1, Registration No. 333-18527, filed March 5, 1997, and incorporated herein by reference).

4.2	—	Restated Bylaws of Nationwide Financial Services, Inc. (previously filed as Exhibit 3.2 to Form S-3, Registration No. 333-102007, filed February 3, 2003, and incorporated herein by reference).

4.3	—	Intercompany Agreement among Nationwide Mutual Insurance Company, Nationwide Corporation and Nationwide Financial Services, Inc. (previously filed as Exhibit 10.1 to Form S-1, Registration No. 333-18527, filed on March 5, 1997, and incorporated herein by reference).

5	—	Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.

23.1	—	Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (contained in Exhibit 5).

23.2	—	Consent of KPMG LLP.

24	—	Power of Attorney (included on page II-3).